EXHIBIT 23.1


CONSENT  OF  INDEPENDENT  AUDITORS'

Board  of  Directors
Syndicationnet.Com,  Inc.
Falls  Church,  VA


We hereby consent to the use in this Registration Statement of Syndicationnet.com, Inc. on Form SB-2/A of our report dated March
20,  2002  of  Syndicationnet.com,  Inc.  for  the  years  ended  December  31,
2001 and 2000 which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ H J & Associates, LLC

H  J  &  Associates,  L.L.C.
Salt  Lake  City,  Utah
June 18, 2002